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                                                                    Exhibit 21.1

                                 Subsidiaries of
                             Price Enterprises, Inc.

         Subsidiaries                 State of Incorporation or Organization
         ------------                 --------------------------------------

     Mexico Clubs, L.L.C.                         Delaware
     Price Quest, Inc.                            Delaware
     Price Global Trading, Inc.                   Delaware
     Price Real Estate, Inc.                      Delaware
     Price Ventures, Inc.                         Delaware